Exhibit 10.17(d)

AMENDMENT NO. 2
TO MASTER REPURCHASE AGREEMENT

Amendment No. 2, dated as of May 2, 2013 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”), EXCEL MORTGAGE SERVICING, INC. (the “Seller”), INTEGRATED REAL ESTATE SERVICE CORP. and IMPAC MORTGAGE HOLDINGS, INC. (the “Guarantors”).

RECITALS

The Buyer, the Seller and the Guarantors are parties to that certain Master Repurchase Agreement, dated as of September 21, 2012 (the “Existing Master Repurchase Agreement”; and as further amended by Amendment No. 1, dated as of February 21, 2013 and this Amendment, the “Master Repurchase Agreement”), and the related Pricing Side Letter, dated as of September 21, 2012.  The Guarantors are parties to that certain Guaranty (the “Guaranty”), dated as of September 21, 2012, as the same may be further amended from time to time.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Master Repurchase Agreement.

The Buyer, the Seller and the Guarantors have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.  As a condition precedent to amending the Existing Master Repurchase Agreement, the Buyer has required the Guarantors to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller and the Guarantors hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1.                            Definitions.  Section 2 of the Existing Master Repurchase Agreement is hereby amended by:

1.1                               adding the following definition in its proper alphabetical order:

“Jumbo Mortgage Loan” means a Mortgage Loan with an original principal balance in an amount in excess of the then applicable conventional conforming limits, including general limits and high-cost area limits, for Mortgaged Properties securing Mortgage Loans in such county or local area and which is also intended for purchase by Buyer or Buyer’s Affiliates; provided, however, that Jumbo Mortgage Loans shall not include any Mortgage Loan with an original principal balance in excess of $3,000,000.

1.2                               deleting the definition of “Mortgage Loan” in its entirety and replacing it with the following:

“Mortgage Loan” means any first lien closed Conforming Mortgage Loan, Conforming High LTV Loan, Jumbo Mortgage Loan, FHA Loan, VA Loan or FHA 203(k) Loan which is a fixed or floating-rate, one-to-four-family residential mortgage or home equity loan evidenced by a promissory note and secured by a first lien mortgage, which satisfies the requirements set forth in the Underwriting Guidelines and Section 13.b hereof; provided, however, that, except with respect to Conforming High LTV Loans and as expressly approved in writing by Buyer, Mortgage Loans shall not include any “high-LTV” loans (i.e., a mortgage loan having a loan-to-value ratio in excess of (a)  with respect to FHA Loans or VA Loans, 97% (other than VA High LTV Loans), (b) with respect to Conforming Mortgage Loans (other than Conforming High LTV Loans), up to but not including 105% (provided that Conforming Mortgage Loans, other than Conforming High LTV Loans, with an LTV of 80% or higher must be covered by primary mortgage insurance) or (c) such lower percentage set forth in the Underwriting Guidelines) or any High Cost Mortgage Loans and; provided, further, that the related Purchase Date is no more than thirty (30) days following the origination date.

SECTION 2.                            Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

2.1                               Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)                                 this Amendment, executed and delivered by the Guarantors and duly authorized officers of the Buyer and the Seller; and

(b)                                 such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 3.                            Representations and Warranties.  The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Master Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Master Repurchase Agreement.

SECTION 4.                            Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment by the Buyer.

SECTION 5.                            Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 6.                            Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7.                            GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 8.                            Reaffirmation of Guaranty.  The Guarantors hereby ratify and affirm all of the terms, covenants, conditions and obligations of the Guaranty and acknowledge and agree that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Buyer under the Master Repurchase Agreement, as amended hereby.

IN WITNESS WHEREOF, the undersigned have caused this Master Repurchase Agreement to be duly executed as of the date first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:	/s/ Adam Loskove
Name:	Adam Loskove
Title:	Vice President

Excel Mortgage Servicing, Inc., as Seller

By:	/s/ Todd R. Taylor
Name:	Todd R. Taylor
Title:	EVP/CFO

Impac Mortgage Holdings, Inc, as a Guarantor

By:	/s/ William Ashmore
Name:	William Ashmore
Title:	President

Integrated Real Estate Service Corp., as a Guarantor

By:	/s/ Todd R. Taylor
Name:	Todd R. Taylor
Title:	EVP/CFO